EX-99.906CERT

                                 CERTIFICATIONS
                                 --------------

Judson P. Doherty, President and Principal Executive Officer, and Timothy A. Chapman, Treasurer and Principal Financial Officer, of PMFM Investment Trust (the "Registrant"), each certify to the best of his knowledge that:

      1. The Registrant's periodic report on Form N-CSR for the period ended May 31, 2007 (the "Form N-CSR") fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended; and

      2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

CHIEF EXECUTIVE OFFICER                 CHIEF FINANCIAL OFFICER

PMFM Investment Trust                   PMFM Investment Trust


/s/ Judson P. Doherty                   /s/ Timothy A. Chapman
-------------------------------------   ----------------------------------------
Judson P. Doherty,                      Timothy A. Chapman,
President and                           Treasurer and
Principal Executive Officer             Principal Financial Officer

Date: July 30, 2007                     Date: July 30, 2007

A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906, OR OTHER DOCUMENT AUTHENTICATING, ACKNOWLEDGING OR OTHERWISE ADOPTING THE SIGNATURE THAT APPEARS IN TYPED FORM WITHIN THE ELECTRONIC VERSION OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906, HAS BEEN PROVIDED TO PMFM INVESTMENT TRUST AND WILL BE RETAINED BY PMFM INVESTMENT TRUST AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. 1350 and is not being filed as part of the Form N-CSR filed with the Commission.